Exhibit 99.1
Western Gas Partners Announces
Fourth-Quarter and Full-Year 2010 Results
Provides Outlook For 2011
     HOUSTON, February 23, 2011 — Western Gas Partners, LP (NYSE: WES) today announced fourth-quarter and full-year financial and operating results for 2010. The announced results include the full-year effect of the Partnership’s acquisition of the Granger and Wattenberg assets in 2010. In addition, the Partnership today announced its outlook for 2011.
     Net income available to limited partners for 2010, which includes results associated with Granger for the full year and the Wattenberg assets from July 2010 forward, totaled $111.1 million, or $1.64 per limited partner unit (diluted), with full-year 2010 Adjusted EBITDA(1) of $214.8 million and full-year Distributable cash flow(1) of $190.1 million.
     Net income available to limited partners for the fourth-quarter of 2010 totaled $34.0 million, or $0.46 per limited partner unit (diluted). The Partnership’s fourth-quarter Adjusted EBITDA(1) was $57.8 million and Distributable cash flow(1) was $50.0 million.
     The Partnership previously declared a quarterly distribution of $0.38 per unit for the fourth quarter of 2010, paid on February 11, 2011 to unitholders of record at the close of business on February 1, 2011, representing a 3-percent increase over the prior quarter and a 15-percent increase over the fourth-quarter 2009 distribution of $0.33 per unit. The fourth-quarter 2010 coverage ratio of 1.64 times is based on the $0.38 per unit distribution and includes the full impact of the 8.4 million units issued to the public in November 2010.
     “2010 was a great year in which we completed two major acquisitions of high-quality midstream assets in liquids-rich basins with active drilling programs,” said Western Gas Partners’ President and Chief Executive Officer Don Sinclair. “We increased our distribution every quarter during the year while continuing to maintain conservative coverages.”
     Total throughput attributable to the Partnership for the fourth quarter averaged 1.62 Bcf/d, flat with the prior quarter and 4 percent below the fourth quarter of 2009. For the full year, throughput attributable to the Partnership averaged 1.63 Bcf/d, 5 percent below the prior year average.
     Capital expenditures attributable to the Partnership totaled approximately $13.5 million during the fourth quarter. Of this amount, maintenance capital expenditures were approximately $5.6 million, or 10 percent

(1) Please see the tables at the end of this release for a reconciliation of non-GAAP to GAAP measures and calculation of the coverage ratio.

of Adjusted EBITDA(1). For the full-year 2010, capital expenditures attributable to the Partnership totaled $75.5 million, which include the full-year capital expenditures associated with the Wattenberg assets we acquired in July 2010.
2011 OUTLOOK
     Based on current expectations and assuming the previously announced Fort Lupton acquisition from Encana closes on March 1, 2011, Adjusted EBITDA for 2011 is expected to be between $230 million and $250 million. Total capital expenditures excluding acquisitions are expected to be between $97 million and $112 million with maintenance capital expenditures expected to be between 11 percent and 14 percent of Adjusted EBITDA. The 2011 capital expenditure forecast includes the Encana Fort Lupton facility expansion already underway as well as the sanctioning of a third train at Chipeta Processing LLC.
CONFERENCE CALL TOMORROW AT 11 A.M. CST
     Management will host a conference call on Thursday, February 24, 2011, at 11 a.m. Central Standard Time (12 p.m. Eastern Standard Time) to discuss fourth-quarter and full-year 2010 results and the outlook for 2011. To participate via telephone, please dial 888.679.8035 and enter participant code 32025769. Please call in 10 minutes prior to the scheduled start time. To access the live audio webcast of the conference call and slide presentation, please visit www.westerngas.com. A replay of the call will also be available on the Web site for approximately two weeks following the conference call.
Western Gas Partners, LP is a growth-oriented Delaware limited partnership formed by Anadarko Petroleum Corporation to own, operate, acquire and develop midstream energy assets. With midstream assets in East and West Texas, the Rocky Mountains and the Mid-Continent, the Partnership is engaged in the business of gathering, compressing, processing, treating and transporting natural gas for Anadarko and other producers and customers. For more information about Western Gas Partners, please visit www.westerngas.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Western Gas Partners believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to obtain new sources of natural gas supplies; the effect of fluctuations in commodity prices and the demand for natural gas and related products; and construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures, as well as other factors described in the “Risk Factors” section of the Partnership’s 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission and other public filings and press releases by Western Gas Partners. Western Gas Partners undertakes no obligation to publicly update or revise any forward-looking statements.
# # #
Western Gas Partners, LP Contact
Benjamin Fink, CFA,
SVP & Chief Financial Officer
benjamin.fink@westerngas.com
832.636.6010

Reconciliation of GAAP to Non-GAAP Measures
Below are reconciliations of Distributable cash flow (non-GAAP) and Adjusted EBITDA (non-GAAP) to Net income (GAAP) as required under Regulation G of the Securities Exchange Act of 1934. Management believes that the presentation of Distributable cash flow, Adjusted EBITDA and Coverage ratio are widely accepted financial indicators of a company’s financial performance compared to other publicly traded partnerships and are useful in assessing our ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA and Coverage ratio, as defined by the Partnership, may not be comparable to similarly titled measures used by other companies. Therefore, the Partnership’s consolidated Distributable cash flow, Adjusted EBITDA and Coverage ratio should be considered in conjunction with net income and other performance measures, such as operating income or cash flow from operating activities.
Distributable Cash Flow
The Partnership defines Distributable cash flow as Adjusted EBITDA, plus interest income, less net cash paid for interest expense, maintenance capital expenditures and income taxes.

	Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands, except coverage ratio)
Reconciliation of Net income attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income attributable to
Western Gas Partners, LP	$35,143	$30,741	$126,068	$107,906
Add:
Distributions from equity investees	2,316	1,407	5,935	5,552
Non-cash equity-based compensation expense	2,970	844	4,787	3,580
Expenses in excess of omnibus cap	133	842	133	842
Income tax expense (1)	92	6,663	10,572	17,614
Depreciation, amortization and impairments (1)	17,626	16,599	69,972	64,577
Other expense, net (1)	—	—	2,126	—
Less:
Equity income, net	2,042	1,981	6,640	7,330
Cash paid for maintenance capital expenditures (1)	5,563	5,933	22,314	23,916
Cash paid for income taxes	507	—	507	—
Interest income, net (non-cash settled)	—	77	13	636
Other income, net (1)	187	9	—	57

Distributable cash flow	$49,981	$49,096	$190,119	$168,132

Distribution declared for the
three months ended December 31, 2010 (2)
Limited partners	$29,478
General partner	1,086

Total	$30,564

Distribution coverage ratio	1.64 x

(1) Includes the Partnership’s 51% share of income tax expense; depreciation, amortization and impairments; other expense, net; cash paid for maintenance capital expenditures; and other income, net, attributable to Chipeta Processing LLC.

(2) Reflects distribution of $0.38 per unit paid on February 11, 2011.

Reconciliation of GAAP to Non-GAAP Measures, continued
Adjusted EBITDA attributable to Western Gas Partners, LP
The Partnership defines Adjusted EBITDA as Net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investees, non-cash equity-based compensation expense, expenses in excess of the omnibus cap, interest expense, income tax expense, depreciation, amortization and impairments and other expense, less income from equity investments, interest income, income tax benefit, other income and other nonrecurring adjustments that are not settled in cash.

	Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands)
Reconciliation of Net income attributable to Western Gas Partners, LP to Adjusted EBITDA
Net income attributable to Western Gas Partners, LP	$35,143	$30,741	$126,068	$107,906
Add:
Distributions from equity investees	2,316	1,407	5,935	5,552
Non-cash equity-based compensation expense	2,970	844	4,787	3,580
Expenses in excess of omnibus cap	133	842	133	842
Interest expense	6,019	3,257	18,794	9,955
Income tax expense(1)	92	6,663	10,572	17,614
Depreciation, amortization and impairments (1)	17,626	16,599	69,972	64,577
Other expense, net (1)	—	—	2,126	—
Less:
Equity income, net	2,042	1,981	6,640	7,330
Interest income — affiliate	4,225	4,302	16,913	17,536
Other income, net (1)	187	9	—	57

Adjusted EBITDA attributable to Western Gas Partners, LP	$57,845	$54,061	$214,834	$185,103

(1) Includes the Partnership’s 51% share of income tax expense; depreciation, amortization and impairments; other expense, net; cash paid for maintenance capital expenditures; and other income, net, attributable to Chipeta Processing LLC.

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in thousands, except per-unit amounts)
Revenues
Gathering, processing and transportation of
natural gas and natural gas liquids	$59,819	$57,356	$231,829	$226,399
Natural gas, natural gas liquids and
condensate sales	62,028	61,885	258,820	253,618
Equity income and other, net	5,263	2,490	12,673	10,529

Total revenues	$127,110	$121,731	$503,322	$490,546

Operating expenses
Cost of product	$39,126	$32,772	$157,049	$164,072
Operation and maintenance	19,448	23,184	83,459	89,535
General and administrative	7,586	6,795	24,918	28,452
Property and other taxes	2,575	2,846	13,454	13,566
Depreciation, amortization and impairments	18,335	17,266	72,793	66,784

Total operating expenses	$87,070	$82,863	$351,673	$362,409

Operating income	$40,040	$38,868	$151,649	$128,137
Interest income — affiliates	4,225	4,302	16,913	17,536
Interest expense	(6,019)	(3,257)	(18,794)	(9,955)
Other income (expense), net	188	11	(2,123)	62

Income before income taxes	$38,434	$39,924	$147,645	$135,780

Income tax expense	92	6,663	10,572	17,614

Net income	$38,342	$33,261	$137,073	$118,166

Net income attributable to noncontrolling interests	3,199	2,520	11,005	10,260

Net income attributable to
Western Gas Partners, LP	$35,143	$30,741	$126,068	$107,906

Limited partner interest in net income:
Net income attributable to Western Gas Partners, LP	$35,143	$30,741	$126,068	$107,906
Pre-acquisition net income allocated to Parent	—	(11,463)	(11,937)	(36,498)
General partner interest in net income	(1,178)	(385)	(3,067)	(1,428)

Limited partner interest in net income	$33,965	$18,893	$111,064	$69,980
Net income per unit — basic and diluted	$0.46	$0.33	$1.64	$1.24
Weighted average limited partner units
outstanding — basic and diluted	73,388	57,658	67,823	56,220

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	December 31,
	2010	2009
(in thousands, including number of units)
Current assets	$43,184	$86,264
Note receivable — Anadarko	260,000	260,000
Net property, plant and equipment	1,359,350	1,360,988
Other assets	103,003	81,666

Total assets	$1,765,537	$1,788,918

Current liabilities	$42,194	$35,157
Long-term debt	474,000	175,000
Other long-term liabilities	44,275	273,288

Total liabilities	$560,469	$483,445

Common unit partner capital (51,037 and 36,375 units issued and outstanding at	$810,717	$497,230
December 31, 2010 and 2009, respectively)
Subordinated unit partner capital (26,536 units issued and outstanding at	282,384	276,571
December 31, 2010 and 2009)
General partner capital (1,583 and 1,284 units issued and outstanding at	21,505	13,726
December 31, 2010 and 2009, respectively)
Parent net investment	—	427,024
Noncontrolling interests	90,462	90,922

Total liabilities, equity and partners’ capital	$1,765,537	$1,788,918

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year Ended
	December 31,
	2010	2009
	(in thousands)
Cash flows from operating activities
Net income	$137,073	$118,166
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization and impairments	72,793	66,784
Change in other items, net	7,208	(20,080)

Net cash provided by operating activities	$217,074	$164,870

Cash flows from investing activities
Capital expenditures	$(76,834)	$(74,588)
Acquisitions from affiliates	(734,780)	(101,451)
Acquisition from third parties	(18,047)	—
Investments in equity affiliates	(310)	(382)
Proceeds from sales of assets	5,630	—

Net cash used in investing activities	$(824,341)	$(176,421)

Cash flows from financing activities
Proceeds from issuance of common and general partner units, net of
offering and other expenses	$345,803	$122,539
Borrowings on revolving credit facility	409,988	—
Issuance of Wattenberg term loan	250,000	—
Issuance of note payable to Anadarko	—	101,451
Repayment of note payable to Anadarko	—	(101,451)
Repayments of revolving credit facility	(361,000)	—
Revolving credit facility issuance costs	—	(4,263)
Distributions to unitholders	(94,194)	(70,066)
Net contributions from (distributions to) Anadarko	24,929	(35,013)
Contributions from noncontrolling interest owners and Parent	2,053	40,262
Distributions to noncontrolling interest owners and Parent	(13,222)	(7,998)

Net cash provided by financing activities	$564,357	$45,461

Net (decrease) increase in cash and cash equivalents	$(42,910)	$33,910

Cash and cash equivalents at beginning of period	69,984	36,074

Cash and cash equivalents at end of period	$27,074	$69,984

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
Throughput (MMcf/d)
Gathering and transportation (1)	996	1,094	1,031	1,145
Processing (2)	716	672	681	637
Equity investment (3)	115	120	116	120

Total throughput	1,827	1,886	1,828	1,902

Throughput attributable to noncontrolling interests	204	188	197	180

Total throughput attributable to	1,623	1,698	1,631	1,722
Western Gas Partners, LP

Gross margin per Mcf attributable to	$0.56	$0.54	$0.55	$0.49
Western Gas Partners, LP (4)

(1) Excludes natural gas liquids pipeline volumes measured in barrels.

(2) Includes 100% of Chipeta system volumes and 50% of Newcastle system volumes.

(3) Represents the Partnership’s proportionate share of volumes attributable to its 14.81% interest in Fort Union Gas Gathering, LLC, and excludes crude oil volumes measured in barrels attributable to the Partnership’s interest in White Cliffs Pipeline, LLC.

(4) Average for period. Calculated as gross margin (total revenues less cost of product), excluding the noncontrolling interest owners’ proportionate share of Chipeta’s revenues and cost of product, divided by total throughput attributable to Western Gas Partners, LP. Calculation includes income attributable to the Partnership’s investments in Fort Union and White Cliffs and volumes attributable to the Partnership’s investment in Fort Union.